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                                                                   Exhibit 21.1

                        WEATHERFORD INTERNATIONAL, INC.
                                SUBSIDIARY LIST
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

                                                             Jurisdiction
708621 Alberta Ltd.                                         Alberta
721260 Alberta Ltd.                                         Alberta
A-1 Bit & Tool Co., B.V.                                    Netherlands
Aarbakke AS                                                 Norway
Aarbakke Eindom AS                                          Norway
Algerian Oilfield Services S.p.A.                           Algeria
Ampscot Overseas Petroleum Equipment Co., LLC               Oman
Anbert Cilindros S.A.I.C.                                   Argentina
Ancil S.A.I.C.                                              Argentina
Baktexas                                                    Azerbajan
BEI Technology, Inc.                                        Texas
Calumet Petroleum Services, Inc.                            Venezuela
CanaRoss Limited                                            Russia
Channelview Real Property Inc.                              Delaware
Citra Grant Prideco Marketing Ltd.                          Jersey Islands
CRC-Evans Automatic Welding, Inc.                           Texas
CRC-Evans Pipeline International (UK) Limited               U.K.
CRC-Evans Services Limited                                  U.K.
Dongying Shengli-Highland Company Ltd.                      China
Drill Tube International, Inc.                              Texas
EMI-Electro Magnetica Ispezioni Italia S.r.l.               Italy
Energy Ventures (Cyprus) Ltd.                               Cyprus
Energy Ventures Far East Limited                            Hong Kong
Energy Ventures Foreign Sales Corp.                         Barbados
Energy Ventures Mid East, Inc.                              Cayman Islands
Enerpro de Mexico, S.A. de C.V.                             Mexico
Enterra Cyprus Limited                                      Cyprus
Enterra (U.K.) Limited                                      U.K.
Enterra Compression Company                                 Delaware
Enterra Compression Investment Company                      Delaware
Enterra International Limited                               U.K.
Enterra Oilfield Rentals Limited                            Hong Kong
Enterra Patco Oilfield Products, Inc.                       Texas
Enterra Rental and Fishing Company                          Delaware
Ercon, Inc.                                                 Delaware
European Material Inspection (EMI) B.V.                     Netherlands
EVI (Barbados), SRL                                         Barbados
EVI Arrow, Inc.                                             Delaware
EVI Brasil Comercia Ltda.                                   Brazil
EVI Cayman Ltd.                                             Cayman Islands
EVI Christiana, Inc.                                        Wisconsin
EVI de Peru, SRL                                            Peru
EVI de Venezuela, S.A.                                      Venezuela
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

EVI France SAS                                               France
EVI International, Inc.                                      Delaware
EVI do Brasil Comercio e Servicos Ltda.                      Brazil
EVI Oil Tools Ltd.                                           U.K.
EVI Watson Packers, Inc.                                     Delaware
EVI Weatherford, Inc.                                        Delaware
Grant Prideco (Singapore) Pte. Ltd.                          Singapore
Grant Prideco Limited                                        U.K.
Grant Prideco S.A. de C.V.                                   Mexico
Grant Prideco, Inc.                                          Delaware
Grant Prideco, S.A.                                          Switzerland
Grant Tubular Finishing Ltd.                                 Hungary
Griffin Legrand Limited Partnership                          Alberta
Houston Well Screen Asia Pte. Ltd.                           Singapore
Houston Well Screen Company                                  Texas
Immobiliaria Industrial de Veracruz, S.A. de C.V.            Mexico
Keltic Oil Tools Limited                                     U.K.
Kobe International Ltd.                                      Bahamas
KSP Logistics Co. Ltd.                                       Thailand
Legrand International (1977) Ltd.                            Barbados
McAllister Petroleum Services (Cyprus) Limited               Cyprus
McMurry-Macco (UK) Lmited                                    U.K.
Nodeco A/S                                                   Norway
Nodeco Ltd.                                                  U.K.
Oil Field Rental Holdings Limited                            U.K.
Oiltools Weatherford Limited                                 British Virgin Islands
Pacific Pump & Supply, Inc.                                  California
PETCO Fishing & Rental Tools (UK) Ltd.                       U.K.
Petroleum Equipment Supply Company                           Louisiana
PhlipCo, Inc.                                                Delaware
Prideco de Venezuela, S.A.                                   Venezuela
Prideco Europe Limited                                       U.K.
Pridecomex Holding, S.A. de C.V.                             Mexico
PT Hawes Utama Indonesia                                     Indonesia
PT Weatherford Indonesia                                     Indonesia
SBS Drilling-and Production Systems GmbH & Co. KG            Austria
SBS Drilling-and Production-Systems Ltd.                     Cayman Islands
Schoeller-Bleckmann Motovilithinskije Sucker Rod Gmbh        Austria
ServiciosTec LDC                                             Cayman Islands
Subsurface Technology AS                                     Norway
SubTech International, Inc.                                  Delaware
TA Industries, Inc.                                          Delaware
TF de Mexico, S.A. de C.V.                                   Mexico
Tech Line Oil Tools (Europe) A/S                             Norway
Tech Line Oil Tools Inc.                                     Delaware
Technical Oil Services Ltd.                                  British Virgin Islands
Texas Arai, Inc.                                             Delaware
Trico Industries, Inc.                                       California
Tube-Alloy Capital Corporation                               Texas
Tube-Alloy Corporation                                       Louisiana
Tube-Alloy Corporation International                         Texas
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


Van der Horst U.S.A., Inc.                                       Delaware
Venstar Ltd.                                                     U.K.
Venstar, Inc.                                                    Delaware
Weatherford (Malaysia) Sdn. Bhd.                                 Malaysia Jt. Venture
Weatherford (Saudi Arabia) Ltd.                                  Saudi Arabia
Weatherford (Thailand) Ltd.                                      Thailand
Weatherford (UK) Ltd.                                            U.K.
Weatherford/Al-Rushaid Ltd.                                      Saudi Arabia
Weatherford Ampscot Ltd.                                         Alberta
Weatherford/Lamb, Inc.                                           Delaware
Weatherford Abu Dhabi, Ltd.                                      Cayman Islands
Weatherford Artificial Lift Systems, Inc.                        Delaware
Weatherford Asia Pacific Pte. Ltd.                               Singapore
Weatherford Australia Pty. Ltd.                                  Australia
Weatherford BMW Ltd.                                             Alberta
Weatherford Canada Ltd.                                          Canada
Weatherford Colombia Ltd.                                        British Virgin Islands
Weatherford Compression Canada Ltd.                              Alberta
Weatherford de Mexico S.A. de C.V.                               Mexico
Weatherford East Europe Service GmbH                             Germany
Weatherford Enterra Compression Company, L.P.                    Delaware
Weatherford Enterra S.A.                                         Argentina
Weatherford Espana, S.A.                                         Spain
Weatherford Eurasia B.V.                                         The Netherlands
Weatherford Eurasia Ltd.                                         United Kingdom
Weatherford Foreign Sales Corporation                            Barbados
Weatherford France, S.A.                                         France
Weatherford Global Compression (Australia) Limited               Australia
Weatherford Global Compression Foreign Sales Corporation         Barbados
Weatherford Global Compression Holding, L.L.C.                   Delaware
Weatherford Global Compression Services, L.L.C.                  Delaware
Weatherford Holding GmbH                                         Germany
Weatherford Holding U.S., Inc.                                   Delaware
Weatherford Industria e Comercio Ltda.                           Brazil
Weatherford KSP Company Limited                                  Thailand
Weatherford Latin America, Inc.                                  Panama
Weatherford Latin America, S.A.                                  Venezuela
Weatherford Management, Inc.                                     Delaware
Weatherford Mauritius Limited                                    Africa
Weatherford Mediterranea S.p.A.                                  Italy
Weatherford Nigeria Ltd.                                         Nigeria
Weatherford Norge A/S                                            Norway
Weatherford PC Pump Ltd.                                         Alberta
Weatherford Oil Tool GesmbH                                      Austria
Weatherford Oil Tool GmbH                                        Germany
Weatherford Oil Tool Middle East Ltd.                            British Virgin Islands
Weatherford Oil Tool Nederland B.V.                              Netherlands
Weatherford Overseas Products, Ltd.                              Cayman Islands
Weatherford Overseas Services, Ltd.                              Cayman Islands
Weatherford QAF Sdn. Bhd.                                        Brunei
Weatherford Services (West Africa) Ltd.                          Nigeria
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

Weatherford Services, Ltd.                                  Bermuda
Weatherford Services, S.A.                                  Panama
Weatherford Trinidad Limited                                Trinidad
Weatherford U.S., L.P.                                      Louisiana
Weatherford, Inc.                                           Panama
West Coast International Oilfield Rentals, B.V.             Netherlands
WEUS Holding, Inc.                                          Delaware
WI Products & Equipment, Inc.                               Cayman Islands
WII Rental Company                                          Delaware
Worldwide Leasing LDC                                       Cayman Islands
XL Systems International, Inc.                              Delaware
XL Systems, Inc.                                            Texas
XLS Holding, Inc.                                           Texas
XLS Systems Antilles N.V.                                   Netherlands
XLS Systems Europe, B.V.                                    Netherlands
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